UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 1, 2010 (February 20, 2010)

QUANTUM SOLAR POWER CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52686
(State or other jurisdiction of incorporation)	(Commission File No.)

3900 Paseo Del Sol
Santa Fe, New Mexico 87507
(Address of principal executive offices and Zip Code)

505-216-0725
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIALLY DEFINITIVE AGREEMENT

On February 20, 2010 we entered into an open-ended,  revolving line of credit agreement (the “Agreement”) with Canadian Integrated Optics (IOM), Ltd.  (“CIO”).   Under the terms thereof, CIO established a $250,000.00 interest free line of credit for our benefit.  On February 19, 2010, up to $250,000.00 will be advanced to us by CIO upon our request.   Under the terms of the Agreement we are obligated to repay the same by making monthly payments beginning March 20, 2010.  The amount of the monthly payment is at our discretion.   In the event of a default by us, we are obligated to pay all costs and expenses incurred by CIO in related to the collection thereof, including reasonable attorney’s fees.  A default would only occur through our entering into a voluntary or involuntary bankruptcy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 1st day of March, 2010.

QUANTUM SOLAR POWER CORP.

BY:	DARYL EHRMANTRAUT
Daryl Ehrmantraut , President